Exhibit 2.1

PUT/CALL AGREEMENT
by and among:
REGENT ENTERTAINMENT MEDIA INC.,
a Delaware corporation, and
REGENT RELEASING, L.L.C.,
a Texas limited liability company (for purposes of Sections 2.3(a), 2.4(b)(v) and 11.15 only);
and
PlanetOut Inc.,
LPI Media Inc., and
SpecPub, Inc.,
each a Delaware corporation;

Dated as of August 12, 2008

- i -

TABLE OF CONTENTS
(continued)

- ii -

TABLE OF CONTENTS
(continued)

Page
11.7 Attorneys’ Fees	24
11.8 Governing Law	24
11.9 Venue	24
11.10 Successors and Assigns	24
11.11 Waiver	25
11.12 Amendments	25
11.13 Severability	25
11.14 Parties in Interest	25
11.15 Entire Agreement	25
11.16 Construction	25
EXHIBITS
Exhibit A Forms of Bills of Sale, Endorsements and Assignments
Exhibit B Form of Assignment and Assumption Agreement
Exhibit C Form of Guaranty
Exhibit D Form of Security Agreement
Exhibit E Form Copyright Security Agreement
Exhibit F Forms of Trademark Security Agreement

- iii -

PUT/CALL AGREEMENT
     This Put/Call Agreement is entered into as of August 12, 2008 (this “Agreement”) by and among REGENT ENTERTAINMENT MEDIA INC., a Delaware corporation (the “Buyer”), LPI Media Inc., a Delaware corporation (“LPI”), SpecPub, Inc., a Delaware corporation (“SPI”), and PlanetOut Inc., a Delaware corporation (“PlanetOut” and, collectively with LPI and SPI, the “Sellers”) and, for purposes of Sections 2.3(a), 2.4(b)(v) and 11.15 only, REGENT RELEASING, L.L.C., a Texas limited liability company (“Regent”).
Recitals
     A. PlanetOut owns all of the outstanding capital stock of LPI and SPI;
     B. The Sellers wish to provide for the sale of substantially all of the assets of LPI and SPI to the Buyer and the assumption of certain liabilities of LPI and SPI by the Buyer on the terms set forth in this Agreement through the exercise of a Put by Sellers or Call by the Buyer; and
     C. Concurrently with the execution of this Agreement, (i) Regent and PlanetOut are executing that certain Marketing Agreement dated as of the date hereof (the “Marketing Agreement”), pursuant to which PlanetOut is agreeing to provide certain marketing services to the Buyer over the period from April 30, 2008 through March 31, 2009 in exchange for the payment of $6,000,000 (the “Marketing Commitment Amount”) over the period from April 30, 2008 through September 15, 2008 and (ii) the Buyer and PlanetOut are executing that certain Content and Trademark License Agreement dated as of the date hereof and that certain Subscription Co-Marketing Agreement dated as of the date hereof.
Agreement
     The parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1. Definitions. The following terms shall have the corresponding meanings for the purposes of this Agreement:
     Acquisition Proposal. “Acquisition Proposal,” shall mean any proposal, plan, agreement, understanding or arrangement contemplating (i) any merger, consolidation, reorganization, recapitalization or similar transaction involving the Print Business, (ii) any transfer or issuance of any capital stock or other securities of LPI or SPI, or (iii) any transfer of any material asset of the Print Business (other than the transfer of the Assets to the Buyer as contemplated hereby); provided, however, Acquisition Proposal specifically does not refer to any acquisition of PlanetOut’s stock by merger, consolidation or otherwise or any acquisition of the assets of PlanetOut or any of its subsidiaries other than the Assets.
     Affiliate. “Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
     Agreed Claims. “Agreed Claims” shall have the meaning specified in Section 10.4(c) of the Agreement.
     Agreement. “Agreement” shall have the meaning specified in the Preamble to the Agreement.
     Assets. “Assets” shall have the meaning specified in Section 2.2 of the Agreement.

     Assumed Liabilities. “Assumed Liabilities” shall have the meaning specified in Section 2.3(b) of the Agreement.
     Business Day. “Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in San Francisco, California are authorized or obligated pursuant to legal requirements or executive order to be closed.
     Buyer. “Buyer” shall have the meaning specified in the Preamble to the Agreement.
     Buyer Indemnitees. “Buyer Indemnitees” shall have the meaning specified in Section 10.2 of the Agreement.
     Cash Consideration. “Cash Consideration” shall have the meaning specified in Section 2.3(a) of the Agreement.
     Call. “Call” shall have the meaning specified in Section 2.1 of the Agreement.
     Claim Certificate. “Claim Certificate” shall have the meaning specified in Section 10.4(a) of the Agreement.
     Closing. “Closing” shall have the meaning specified in Section 2.4(a) of the Agreement.
     Closing Date. “Closing Date” shall have the meaning specified in Section 2.4(a) of the Agreement.
     Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Mutual Confidentiality Agreement by and between PlanetOut and Here Network, LLC dated as of December 5, 2007.
     Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     Continuing Employees. “Continuing Employees” shall have the meaning specified in Section 6.5(b) of the Agreement.
     Contract. “Contract” shall mean any written, oral, implied or other agreement, contract, instrument, note, guaranty, indemnity, warranty, deed, assignment, power of attorney, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.
     Damages. “Damages” shall mean all costs, damages, liabilities, awards, judgments, losses or costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and consultants’ fees and expenses) actually suffered or incurred; provided, however, that Damages shall not include lost profits or opportunity costs or consequential, incidental, special, indirect, exemplary or punitive damages.
     De Minimis Claim. “De Minimis Claim” shall have the meaning specified in Section 10.2 of the Agreement.

     Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Buyer on behalf of the Sellers and approved by the Buyer, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.
     Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
     Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     Excluded Assets. “Excluded Assets” shall have the meaning specified in Section 2.2 of the Agreement.
     Excluded Liabilities. “Excluded Liabilities” shall have the meaning specified in Section 2.3(b) of the Agreement.
     Financial Statements. “Financial Statements” shall have the meaning specified in Section 3.4 of the Agreement.
     GAAP. “GAAP” shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.
     Governmental Authorization. “Governmental Authorization” shall mean any:
          (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or
          (b) right under any Contract with any Governmental Body.
     Governmental Body. “Governmental Body” shall mean any:
          (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
          (b) federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);
          (d) multi-national organization or body; or
          (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
     Indemnified Party. “Indemnified Party” shall have the meaning specified in Section 10.4(a) of the Agreement.
     Indemnifying Party. “Indemnifying Party” shall have the meaning specified in Section 10.4(a) of the Agreement.
     Intellectual Property. “Intellectual Property” shall mean advertising and promotional materials, algorithms, APIs, apparatus, circuit designs and assemblies, confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable and whether or not reduced to practice), know-how, logos, marks (including brand names, product names, slogans, service marks, trade dress, trademarks, internet domain names and rights in telephone numbers), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).
     Intellectual Property Rights. “Intellectual Property Rights” shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights (together with all goodwill associated therewith); (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(A)” through “(E)” above.
     Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.
     LPI. “LPI” shall have the meaning specified in the Preamble to the Agreement.
     Marketing Commitment Amount. “Marketing Commitment Amount” shall have the meaning specified in the Recital C to the Agreement.

     Material Adverse Effect. “Material Adverse Effect” shall mean, with respect to the Sellers, any effect that (i) is material and adverse to the business, operations, financial condition or results of operations of LPI, SPI and the Print Business taken as a whole or (ii) prevents the Sellers from consummating the transactions contemplated hereby, other than (in the case of both clauses (i) and (ii) above) (A) any effect resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to LPI’s or SPI’s industry in general and not specifically relating to either LPI or SPI, (B) any effect resulting from changes in laws, rules or regulations, or interpretations thereof by Governmental Bodies or from changes in GAAP or regulatory accounting principles that affect in general the businesses in which LPI or SPI are engaged, (C) any effect resulting from the occurrence of a natural disaster or from the commencement, occurrence or continuance of an event of force majeure or changes in global or national political conditions, including the outbreak of war or acts of terrorism, or (D) any effect resulting from the announcement or consummation of this Agreement or the transactions contemplated hereby.
     New York Lease. “New York Lease” shall have the meaning specified in Section 2.2(k) of the Agreement.
     Order. “Order” shall mean any:
          (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or
          (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any proceeding.
     Ordinary Course of Business. “Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
     Permitted Encumbrances. Permitted Encumbrances mean (i) any lien for Taxes not due and payable, and (ii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent and remain payable without penalty.
     Person. “Person” shall mean any individual, Entity or Governmental Body.
     PlanetOut. “PlanetOut” shall have the meaning specified in the Preamble to the Agreement.
     PlanetOut Indemnitees. “PlanetOut Indemnitees” shall have the meaning specified in Section 10.3 of the Agreement.
     Pre-Closing Period. “Pre-Closing Period” shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.
     Print Business. “Print Business” shall mean the businesses conducted by each of LPI and SPI.
     Print Business IP. “Print Business IP” shall mean all Intellectual Property and Intellectual Property Rights owned or licensed by LPI and SPI.

     Print Contract. “Print Contract” shall mean any Contract:
          (a) to which LPI or SPI is a party;
          (b) by which LPI, SPI or any of their respective assets is or may in the Ordinary Course of Business become bound or under which LPI or SPI have, or may in the Ordinary Course of Business become subject to, any obligation; or
          (c) under which LPI or SPI may acquire any right or interest;
provided, however, the SunTrust Bank Agreement shall not be a Print Contract.
     Print Employee. “Print Employee” shall mean (i) the employees of LPI and SPI, (ii) the employees of PlanetOut identified on Part 6.5 of the Disclosure Schedule, unless they have terminated employment with PlanetOut, and (iii) any other employee of PlanetOut mutually identified by PlanetOut and Buyer after the date hereof as primarily supporting the Print Business.
     Purchase Price. “Purchase Price” shall have the meaning specified in Section 2.3 of the Agreement.
     Put. “Put” shall have the meaning specified in Section 2.1 of the Agreement.
     Put/Call Notice. “Put/Call Notice” shall have the meaning specified in Section 2.1 of the Agreement.
     Regent. “Regent” shall have the meaning specified in the Preamble to the Agreement.
     Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.
     Representatives. “Representatives” of a Person shall mean such Person’s officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Representatives of LPI and SPI shall be deemed to be “Representatives” of PlanetOut.
     Restricted Print Contract. “Restricted Print Contract” shall have the meaning specified in Section 6.7(b) of the Agreement.
     Sellers. “Sellers” shall have the meaning specified in the Preamble to the Agreement.
     SPI. “SPI” shall have the meaning specified in the Preamble to the Agreement.
     Strategic Plan. “Strategic Plan” shall have the meaning specified in Section 5.1 of the Agreement.
     SunTrust Deposit. “SunTrust Deposit” shall have the meaning specified in Section 6.9 of the Agreement.
     Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.
     Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     Transaction Agreements. “Transaction Agreements” shall mean:
          (a) the Agreement, including the attached Disclosure Schedule and Exhibits;
          (b) the Marketing Agreement;
          (c) the Content Sharing and Trademark License Agreement;
          (d) the Subscription Co-Marketing Agreement;
          (e) the Guaranty;
          (f) the Security Agreement;
          (g) the Copyright Security Agreement; and
          (h) the Trademark Security Agreement.
     Transactions. “Transactions” shall mean (a) the execution and delivery of the respective Transaction Agreements, and (b) all of the transactions contemplated by the respective Transaction Agreements, including:
          (a) the sale of the Assets by the Sellers to the Buyer in accordance with the Agreement;
          (b) the provision of marketing services by PlanetOut to the Buyer pursuant to the Marketing Agreement; and
          (c) the performance by the Sellers and the Buyer of their respective obligations under the Transaction Agreements and the exercise by the Sellers and the Buyer of their respective rights under the Transaction Agreements.
     Transferred Employees. “Transferred Employees” shall have the meaning specified in Section 6.5(a) of the Agreement.

SECTION 2.	The Put and the Call of the Assets and Liabilities; Related Transactions.
     2.1 The Put and The Call. From June 30, 2008, through August 31, 2008, so long as Seller is not in material breach of its obligations under this Agreement or the Marketing Agreement, LPI and SPI have the right to transfer the Assets and the Assumed Liabilities to the Buyer (the “Put”). From May 31, 2008 through August 31, 2008, so long as Buyer is not then in material breach of its obligations under this Agreement or the Marketing Agreement, the Buyer has the right to acquire the Assets and to assume the Assumed Liabilities (the “Call”). Exercise of the Put (by LPI and SPI) or the Call (by the Buyer) shall be invoked by the delivery of a written notice (the “Put/Call Notice”) by the party exercising the right to the other party. The Put/Call Notice must be delivered no later than August 21, 2008.
     2.2 Sale of Assets. At the Closing of the exercise of the Put or the Call, the Sellers shall sell, assign, transfer, convey and deliver to the Buyer, good and valid title to the Assets, free of any Encumbrances (other than Permitted Encumbrances), on the terms and subject to the conditions set forth in this Agreement and in the manner set forth below in this Section 2.2. For purposes of this Agreement, “Assets” shall mean and include:
          (a) all equipment, materials, supplies, furniture, fixtures, improvements and other tangible assets of LPI and SPI;
          (b) all advertising and promotional materials owned by or licensed to LPI and SPI;
          (c) all Print Business IP, to the extent assignable at (or, as contemplated under Section 6.7(a) hereof, following) the Closing (including the Intellectual Property and Intellectual Property Rights specifically identified in Part 2.2(c) of the Disclosure Schedule);
          (d) all rights of LPI and SPI under the Print Contracts, to the extent assignable at (or, as contemplated under Section 6.7(a) hereof, following) the Closing (including all equipment leases, printing Contracts, licensing agreements and all of the other Print Contracts identified in Part 2.2(d) of the Disclosure Schedule);
          (e) all Governmental Authorizations held by LPI or SPI, to the extent assignable at (or, as contemplated under Section 6.7(a) hereof, following) the Closing;
          (f) all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights but excluding claims related to the Excluded Assets) and causes of action of LPI and SPI against other Persons (regardless of whether or not such claims and causes of action have been asserted by LPI or SPI), and all rights of indemnity, warranty rights, rights of contribution and rights to refunds (but excluding such rights relating to the Excluded Assets), rights of reimbursement and other rights of recovery possessed by LPI or SPI (regardless of whether such rights are currently exercisable);
          (g) all inventory, prepaid expenses, accounts receivable and other current assets of LPI and SPI;
          (h) all books, records, files and data of LPI and SPI relating to the Assets (in the case of documentation of relevance solely to the Assets, originals; in the case of other documentation, copies only), excluding the employment records of each Print Employee (other than the employment records of Continuing Employees who shall have consented in writing (with copies of such consent delivered to Sellers) to the transfer of such records to the Buyer in connection with the acceptance of employment);

          (i) all of the other properties, rights, interests and other tangible and intangible assets of LPI and SPI (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP);
          (j) all rights of LPI and SPI in and to the publications identified on Part 2.2(j) of the Disclosure Schedule;
          (k) all rights of LPI for the lease of the offices located in New York, New York, pursuant to that certain Office Lease dated as of February 10, 2003, as amended by that certain Amendment to Sublease dated as of May 25, 2005, by and between Reed Elsevier Inc., as Landlord, and LPI, as Tenant (the “New York Lease”); and
          (l) without limiting the foregoing, the Assets shall include all of the assets identified on Part 2.2(l) of the Disclosure Schedule;
provided, however, that notwithstanding the foregoing, the Assets shall not include any of the following (collectively, the “Excluded Assets”): (w) any leases of real property of the Sellers other than the New York lease, including the lease of the Sellers in Los Angeles; (x) any of the assets of PlanetOut; (y) any of the assets of LPI and SPI identified on Part 2.2(x) of the Disclosure Schedule; or (z) any cash, cash equivalents, restricted cash or deposits of the Sellers.
     2.3 Purchase Price. At the Closing, and as consideration for the transfer of the Assets to the Buyer following exercise of the Put or the Call (the “Purchase Price”):
          (a) the Buyer and Regent jointly and severally agree to pay to the Sellers an amount in cash equal to $500,000.00 in immediately available funds (the “Cash Consideration”); and
          (b) the Buyer shall assume and agree to keep, observe, perform, pay, and discharge when due the following obligations of LPI and SPI (collectively, the “Assumed Liabilities”):
               (i) any and all liabilities of LPI and SPI for accounts payable (A) that are set forth on Part 2.3(b)(i) of the Disclosure Schedule, (B) that have arisen after June 30, 2008 in the Ordinary Course of Business and in accordance with the Strategic Plan or (C) that were otherwise incurred at the direction of the Buyer or based on the mutual agreement of the Buyer and the Sellers;
               (ii) any and all accrued expenses related to the Continuing Employees, including, without limitation, accrued expenses for vacation pay and paid time off, (A) that are set forth on Part 2.3(b)(ii) of the Disclosure Schedule, (B) that have arisen after June 30, 2008 in the Ordinary Course of Business and in accordance with the Strategic Plan or (C) that were otherwise accrued at the direction of the Buyer or based on the mutual agreement of the Buyer and the Sellers;
               (iii) any and all other accrued expenses of LPI and SPI (A) that are set forth on Part 2.3(b)(iii) of the Disclosure Schedule, (B) that have arisen after June 30, 2008 in the Ordinary Course of Business and in accordance with the Strategic Plan or (C) that were otherwise accrued at the direction of the Buyer or based on the mutual agreement of the Buyer and the Sellers;
               (iv) any and all deferred expenses and revenue related to subscriptions, advertising, book publishing and ecommerce (A) that are set forth on Part 2.3(b)(iv) of the Disclosure Schedule, (B) that have arisen after June 30, 2008 in the Ordinary Course of Business and in accordance with the Strategic Plan or (C) that were otherwise incurred at the direction of the Buyer or based on the mutual agreement of the Buyer and the Sellers;

               (v) any and all liabilities of LPI and SPI arising under the Print Contracts, provided that the liabilities arising under each Print Contract which requires a consent and for which such consent has not been obtained as of the Closing shall not be assigned or assumed until such consent has been obtained; and
               (vi) any and all liabilities of LPI and SPI arising under the New York Lease first arising on or after the Closing Date;
provided, however, notwithstanding anything to the contrary contained in this Agreement, the “Assumed Liabilities” shall not include, and the Buyer shall not be required to assume or to perform or discharge the following (collectively, the “Excluded Liabilities”):
               (1) any liabilities arising from the real property leases of any of the Sellers other than pursuant as set forth in Section 2.2(b)(vi), including any liabilities arising from the lease of the Sellers in Los Angeles and any liabilities arising prior to the Closing Date from the lease of the Sellers in New York;
               (2) any liabilities of any of the Sellers for the payment of any Tax;
               (3) any liabilities of any of the Sellers to any employee of the Sellers other than the Continuing Employees;
               (4) any inter-company liabilities or other liabilities of any of the Sellers owed or due to an Affiliate of any of the Sellers;
               (5) any liabilities of any of the Sellers related to any of the Excluded Assets;
               (6) any liabilities of any of the Sellers under any “employee benefit plan” (as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any other employee benefit plan, program or arrangement;
               (7) any obligation of any of the Sellers to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of any of the Sellers or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise);
               (8) any liabilities set forth on Part 2.3 of the Disclosure Schedule; and
               (9) any liabilities of any of the Sellers under any Transaction Agreements or incurred by any of the Sellers in connection with any of the Transaction Agreements or the Transactions.
     2.4 Closing.
          (a) The closing of the Put or the Call (the “Closing”) shall take place at the offices of Howard Rice Nemerovski Canady Falk & Rabkin, a Professional Corporation, at the time and on the date set forth in the Put/Call Notice, which date shall be no later than 10 days following the date of the Put/Call Notice (or at such other place or time as the Buyer and the Sellers may jointly designate). For purposes of this Agreement, “Closing Date” shall mean the time and date as of which the Closing actually takes place.
          (b) At the Closing:
               (i) LPI and SPI shall execute and deliver to the Buyer such bills of sale, endorsements, and assignments in the forms attached hereto as Exhibit A and such other documents as may be reasonably necessary or appropriate to assign, convey, transfer and deliver to the Buyer good and valid title to the Assets free of any Encumbrances (other than Permitted Encumbrances);
               (ii) the Sellers shall deliver to the Buyer the unaudited balance sheet of each of LPI and SPI which, as of the Closing Date, is the most recent, regularly prepared balance sheet, and the related statements of income and retained earnings and cash flows for the period beginning on January 1, 2008 and ending on the date of such balance sheet;
               (iii) the Buyer shall pay to the Sellers the Cash Consideration; and
               (iv) the Buyer shall execute and deliver to the Sellers the Assignment and Assumption Agreement in the form attached hereto as Exhibit B;
               (v) to provide PlanetOut with a security interest in certain of the Print Business IP following the Closing as security for Regent’s payment of the Marketing Commitment Amount under the Marketing Agreement, the Buyer shall execute and deliver to the Sellers the Guaranty, the Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement in the forms of Exhibit C, D, E and F attached hereto, respectively.
     2.5 Allocation of Purchase Price. Within fifteen days after Closing, the Sellers shall deliver to the Buyer a statement setting forth the Sellers’ good faith determination of the manner in which the Purchase Price is to be allocated among the Assets.
SECTION 3. Representations and Warranties of LPI and SPI.
     Except as disclosed in the Disclosure Schedule, LPI and SPI jointly and severally represent and warrant, to and for the benefit of the Buyer, as follows:
     3.1 Due Organization; Etc. Each of PlanetOut, LPI and SPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to perform its obligations under this Agreement. Each of PlanetOut, LPI and SPI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect.
     3.2 Authority; Binding Nature Of Agreements. Each of the Sellers has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party, and the execution, delivery and performance by each of the Sellers of this Agreement and the other Transaction Agreements to which it is a party have been duly authorized by all necessary action on the part of each of the Sellers and each of their respective boards of directors and officers. Assuming due authorization, execution and delivery by the Buyer, this Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and the relief of debtors or the rights of creditors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     3.3 No Violation. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party by each of the Sellers nor the consummation by each of the Sellers of the transactions contemplated hereby or thereby, nor compliance by each of the Sellers with any of the terms or provisions hereof or thereof, will (i) violate any provision of the certificates of incorporation or bylaws of such Seller or (ii) (x) violate any Legal Requirement or Order applicable to the Sellers or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which any of the Sellers is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not result in a Material Adverse Effect.
     3.4 Financial Statements. Attached as Part 3.4 of the Disclosure Schedule are the following financial statements (collectively, the “Financial Statements”): (a) the balance sheet of each of LPI and SPI as of December 31, 2007, and the related statements of income and retained earnings and cash flows for the year then ended, which balance sheet and related statements of income and retained earnings and cash flows were audited in the course of PlanetOut’s 2007 consolidated audit; and (b) the unaudited balance sheet of each of LPI and SPI as of June 30, 2008, and the related statements of income and retained earnings and cash flows for the six months then ended. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered and fairly present the financial position of LPI and SPI as of the respective dates thereof and the results of operations and cash flows of LPI and SPI for the periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).
     3.5 Assets. Each of LPI and SPI owns, and has good and valid title to, or holds valid leases to or licenses for, all of the Assets, free and clear of any Encumbrances other than Permitted Encumbrances. No assets of PlanetOut are exclusively used in the Print Business.
     3.6 Intellectual Property. Part 3.6 of the Disclosure Schedule sets forth a true and complete list of all of the Registered IP included within the Assets. LPI and SPI own, or have valid licenses to, all right, title, and interest in and to each item of Print Business IP, free and clear of any Encumbrances (other than licenses granted by LPI and SPI under Print Contracts listed on Part 2.2(d) of the Disclosure Schedule).
     3.7 Brokers. PlanetOut has not agreed or become obligated to pay, or has taken any action that might result in any Person other than Allen & Company LLC claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the transactions contemplated hereby. PlanetOut shall be solely responsible for the payment of any such commissions or fees due to Allen & Company LLC pursuant to the letter agreement by and between PlanetOut and Allen & Company LLC dated as of January 14, 2008.

SECTION 4. Representations and Warranties of the Buyer
     The Buyer represents and warrants, to and for the benefit of the Sellers, as follows:
     4.1 Due Organization; Etc. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to perform its obligations under this Agreement. The Buyer is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Buyer.
     4.2 Authority; Binding Nature Of Agreements. The Buyer has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party, and the execution, delivery and performance by the Buyer of this Agreement and the other Transaction Agreements to which it is a party have been duly authorized by all necessary action on the part of the Buyer and its board of directors and officers. Assuming due authorization, execution and delivery by the Sellers, this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and the relief of debtors or the rights of creditors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     4.3 No Violation. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any of the terms or provisions hereof or thereof, will (i) violate any provision of the charter documents of the Buyer or its subsidiaries or (ii) (x) violate any Legal Requirement or Order applicable to the Buyer, its subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Encumbrance upon any of the respective properties or assets of the Buyer or its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Buyer or its subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not result in a material adverse effect on Buyer.
     4.4 Financial Wherewithal. Each of the Buyer and Regent has sufficient cash or cash equivalents available, directly or through one or more Affiliates, to pay the Cash Consideration to PlanetOut on the terms and conditions contained herein, and there is no restriction on the use of such cash or cash equivalents for such purpose.
     4.5 Encumbrances. The Print Business IP will not become subject to any Encumbrance (other than any Permitted Encumbrance) at the Closing as a result of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Buyer or its subsidiaries is a party.
     4.6 Access. The Buyer and its Affiliates have been given full access to the assets, books, records, contracts and employees of the Sellers, and have been given the opportunity to meet with officers and other representatives of the Sellers for the purpose of investigating and obtaining information regarding the Print Business, operations and legal affairs.
     4.7 Brokers. The Buyer has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and the Buyer has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.
SECTION 5. Covenants Related to Conduct of Business
     5.1 Conduct of Business Prior to Closing Date. During the period from the date of this Agreement to the Closing Date, except as disclosed in Part 5.1 of the Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as approved by Buyer, which approval shall not be unreasonably withheld or delayed, each of LPI and SPI shall, and PlanetOut shall cause each of LPI and SPI to: (i) conduct the Print Business in material compliance with the expense budgets and strategic plans set forth in PlanetOut’s 2008 budget as approved by Buyer (the “Strategic Plan”), a copy of which is attached as Part 5.1(b) of the Disclosure Schedule; (ii) pay accounts payable on a timely basis consistent with past practices; and (iii) collect accounts receivable on a timely basis consistent with past practices.
     5.2 Forbearances of LPI and SPI. During the period from the date of this Agreement to the Closing Date, except as disclosed in Part 5.2 of the Disclosure Schedule or as expressly contemplated or permitted by this Agreement, LPI and SPI shall not, and PlanetOut shall not permit LPI and SPI to, do any of the following, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed:
          (a) materially deviate from the Strategic Plan, including without limitation:
               (i) discontinue, eliminate or sell any existing business,
               (ii) create any new business, or
               (iii) create or eliminate any position;
          (b) hire any new employee;
          (c) enter into any new Print Contract outside of the Ordinary Course of Business; or
          (d) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.
     5.3 Filings and Consents. The Sellers shall use commercially reasonable efforts to ensure that:
          (a) each material filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Sellers in connection with the execution and delivery of any of the Transaction Agreements or in connection with the consummation or performance of any of the Transactions is made or given as soon as possible after the date of this Agreement (Part 5.3(a) of the Disclosure Schedule sets forth all such required material filings and notices);

          (b) each material Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Sellers in connection with the execution and delivery of any of the Transaction Agreements or in connection with the consummation or performance of any of the Transactions is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date (Part 5.3(b) of the Disclosure Schedule sets forth all such required material Consents);
          (c) the Sellers promptly deliver to the Buyer a copy of each filing made, each notice given and each Consent obtained by the Sellers during the Pre-Closing Period; and
          (d) during the Pre-Closing Period, the Sellers and their Representatives cooperate with the Buyer and with the Buyer’s Representatives, and prepare and make available such documents and take such other actions as the Buyer may request in good faith, in connection with any filing, notice or Consent that the Buyer is required or elects to make, give or obtain.
     5.4 No Negotiation. Prior to the earlier of September 15, 2008 or the date this Agreement is terminated in accordance with its terms, the Sellers shall not:
          (a) enter into any agreement, understanding or arrangement relating to any Acquisition Proposal;
          (b) consider, or engage in any discussions or negotiations relating to, any Acquisition Proposal;
          (c) provide any information regarding the Print Business to any party (other than to representatives of the Buyer and to parties subject to confidentiality agreements that are evaluating an acquisition of PlanetOut’s online business);
          (d) solicit or encourage the submission of any Acquisition Proposal; or
          (e) permit any Representative or Affiliate of the Sellers to do any of the foregoing.
Within three (3) business days of receipt, Sellers shall notify Buyer of any Acquisition Proposal received by any of the Sellers or their respective representatives and Affiliates.

SECTION 6.	Additional Agreements
     6.1 Access and Investigation.
          (a) Subject to the Confidentiality Agreement, the Sellers shall ensure that, at all times during the Pre-Closing Period: (i) the Sellers and their Representatives provide the Buyer and its Representatives with reasonable access to the Sellers’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Print Business; (ii) the Sellers and their Representatives provide the Buyer and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Print Business as the Buyer may reasonably request; and (iii) the Sellers and their Representatives provide the Buyer and its Representatives with such financial reports and statements regarding the Print Business, including monthly balance sheets and statements of income, as are normally prepared in the ordinary course of business. Except as required by law, the Buyer will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and

Affiliates to hold, any nonpublic information received from the Sellers, directly or indirectly, in accordance with the Confidentiality Agreement.
          (b) The Sellers shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize the attorney-client or other legal privilege of the institution in possession or control of such information or contravene any Legal Requirement, Order, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
     6.2 No Additional Representations. The Buyer acknowledges that neither the Sellers nor any of their respective Affiliates is making any representation or warranty, express or implied, as to any financial or other matter with respect to the Sellers or the Print Business, except for the representations and warranties expressly set forth in Section 3. The Sellers acknowledges that neither the Buyer nor any of its Affiliates is making any representation or warranty, express or implied, as to any financial or other matter with respect to the Buyer, except for the representations and warranties expressly set forth in Section 4.
     6.3 Commercially Reasonable Efforts. During the Pre-Closing Period, the Sellers shall use their commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis. During the Pre-Closing Period, the Buyer shall use commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied.
     6.4 Confidentiality; Public Disclosure.
          (a) PlanetOut and Here Network, LLC have previously executed the Confidentiality Agreement. The Buyer hereby agrees to be bound by the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, as a party thereto.
          (b) The Sellers and the Buyer shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law or the rules of any market or exchange on which the shares of PlanetOut may be listed for trading, in which case the party proposing to issue such press release or make such public statement or disclosure shall consult with the other party before issuing such press release or making such public statement or disclosure.
     6.5 Print Employees.
          (a) On or before May 22, 2008, the Buyer shall identify at least 75% of the Print Employees to whom the Buyer will offer employment on or before the Closing (the “Transferred Employees”) and the Buyer shall offer employment to the Transferred Employees on terms and conditions no worse than their current employment with one of the Sellers.
          (b) At the Closing, pursuant to Section 2.3(b)(ii), the Buyer will assume the Sellers’ liability for all accrued vacation and paid time off for those Transferred Employees who accept employment with the Buyer or a subsidiary of the Buyer (the “Continuing Employees”), such that the Continuing Employees shall begin employment with the Buyer with the same vacation and paid time off balance they held with the Sellers at the Closing. The Buyer shall indemnify and hold the Sellers and their Affiliates harmless from and against all claims, reasonable expenses (including reasonable attorneys’ fees), losses and liabilities relating to Buyer’s failure to honor such vacation and paid time off in the ordinary course of business.
          (c) The Buyer shall indemnify and hold the Sellers and their Affiliates harmless from and against all claims, reasonable expenses (including reasonable attorneys’ fees), losses and liabilities relating to the Buyer’s failure to comply with all applicable Legal Requirements in connection with the employee selection process resulting in the selection of the Transferred Employees and the resulting termination by the Sellers of the Print Employees other than the Transferred Employees prior to, at or following the Closing.
     6.6 Sales Taxes. The Sellers shall bear the cost of any sales taxes or use taxes that may become payable in connection with the sale of the Assets to the Buyer or in connection with any of the other Transactions.
     6.7 Further Action.
          (a) From and after the Closing Date, the Sellers shall cooperate with the Buyer, and shall execute and deliver such documents and take such other actions as the Buyer may reasonably request, for the purpose of evidencing the Transactions and putting the Buyer in possession and control of all of the Assets. Without limiting the foregoing, following the Closing, each of the Sellers covenants and agrees that it will duly authorize, execute and deliver such assignments as the Buyer shall reasonably request from time to time, and otherwise use commercially reasonable efforts to sell, assign, transfer, convey and deliver to the Buyer any Assets which shall not have been sold, assigned, transferred, conveyed or delivered to the Buyer at or prior to the Closing (including, without limitation, all registered copyrights and trademarks, all URLs and all Print Contracts included among the Assets that have not been assigned to the Buyer at or prior to the Closing).
          (b) If there are any Consents to the assignment of Print Contracts that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Print Contract as to which such Consents was not obtained (or otherwise is not in full force and effect) (the “Restricted Print Contracts”), following the Closing, the parties shall cooperate with each other, to obtain the Consent relating to such Restricted Print Contract as quickly as practicable. Pending the obtaining of such Consents relating to any Restricted Print Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the Buyer the benefits of use of the Restricted Print Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of the Buyer of any and all rights of the Sellers against a third party thereunder). Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Print Contract is obtained, the Seller shall promptly assign, transfer, convey and deliver such Restricted Print Contract to the Buyer, and the Buyer shall assume the Liabilities under such Restricted Print Contract assigned to the Buyer from and after the Closing Date to the Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement. On the Closing Date, Sellers shall provide Buyer with a list of all Consents which were not obtained prior to such date.
     6.8 No Encumbrances. Following the Closing, the Buyer shall not directly or indirectly, create, incur, assume or permit to exist any Encumbrance (other than any Permitted Encumbrance) on or with respect to the Print Business IP, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Encumbrance senior to the security interest of PlanetOut under the Transaction Agreements with respect to the Print Business IP under the Uniform Commercial Code or under any similar recording or notice statute.

     6.9 SunTrust Bank Deposit. The Buyer shall use its reasonable best efforts to cooperate with the Sellers to cause SunTrust Bank to release to the Sellers as soon as practicable the $400,000 deposit currently being held by SunTrust Bank for settling credit card purchases relating to the Print Business (the “SunTrust Deposit”). The Buyer acknowledges that the SunTrust Deposit is an Excluded Asset and will remain an asset of the Sellers following the Closing.
     6.10 Closing Financial Statements. The Sellers shall provide the Buyer within thirty (30) days after the Closing, an unaudited balance sheet of each of LPI and SPI as of the Closing Date, and the related statements of income and retained earnings and cash flows for the period commencing June 30, 2008 through the Closing Date.
     6.11 Cooperation.
          (a) Following the Closing, in connection with the Seller’s defense of the matter captioned Mary Doe, by next friend and natural parent, Kent Blackwelder, and Kent Blackwelder, individually v. SpecPub, Inc. d/b/a Specialty Publications, and any other claims or matters relating to the Print Business but which are neither Assumed Liabilities nor are subject to indemnification pursuant to Section 10, the Buyer shall use commercially reasonable efforts to preserve all relevant documents and shall, as reasonably requested by the Sellers, furnish books and records, and make its personnel reasonably available as witnesses.
          (b) Following the Closing, the Buyer agrees to cooperate with the Sellers in connection with the preparation by the Sellers of all financial statements and Tax Returns and the filing of such Tax Returns for periods prior to and including the Closing Date and any audit, litigation or other proceeding concerning such financial statements and Tax Returns. The Buyer will make available to the Sellers, as reasonably requested, copies or originals of all information, records or documents relating to such financial statements or to liability for Taxes for all periods prior to or including the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.
     6.12 New York Lease Deposit. The Buyer and the Sellers agree that the Buyer shall provide an amount up to and including $120,000 as a security deposit under the New York Lease. To the extent Reed Elsevier Inc., as landlord under the New York Lease, requires the Buyer to provide a security deposit in excess of $120,000, that the Sellers shall provide the amount in excess of $120,000, up to and including $160,000, which amount can be provided either in cash or the delivery of a letter of credit. The Buyer agrees to cause, promptly following termination of the New York Lease, to be returned to Seller the amount of any security deposit made by the Sellers, or any letter of credit provided in lieu thereof together with the amount of any funds drawn thereon following the Closing for any liabilities under the New York Lease first arising on or after the Closing Date.
SECTION 7. Conditions Precedent to the Buyer’s Obligation to Close
     The obligation of the Buyer to consummate the Transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Buyer, in whole or in part):
     7.1 Accuracy of Representations. The representations and warranties of the Sellers set forth in Section 3 of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

     7.2 Closing Deliveries. The Sellers shall have executed and delivered each of the agreements required to be executed and delivered by the Sellers pursuant to Section 2.4(b)(i) and shall have delivered the documents required to be delivered pursuant to Section 2.4(b)(ii).
SECTION 8. Conditions Precedent to the Sellers’ Obligation to Close
     The obligation of the Sellers to consummate the Transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):
     8.1 Accuracy of Representations. The representations and warranties of the Buyer set forth in Section 4 of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.
     8.2 Closing Deliveries.
          (a) The Buyer shall have made the cash payment contemplated by Section 2.4(b)(iii); and
          (b) The Buyer and Regent shall have executed and delivered each of the agreements required to be executed and delivered by the Buyer and Regent pursuant to Sections 2.4(b)(iv) and (v).
SECTION 9. Termination
     9.1 Termination Events. This Agreement may be terminated prior to the Closing:
          (a) by mutual written consent of the Sellers and the Buyer;
          (b) by either the Sellers or the Buyer, if the Closing shall not have occurred on or before August 31, 2008 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);
          (c) by either the Sellers or the Buyer, if any Governmental Body of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;
          (d) by the Sellers, if the Buyer has breached any representation, warranty, covenant or agreement on the part of the Buyer contained in this Agreement in any material respect, which breach would, individually or together with all such other then uncured breaches by the Buyer, constitute grounds for the conditions set forth in Section 8.1 or 8.2 not to be satisfied at the Closing Date and such breach is not cured within 15 Business Days after written notice thereof to the Buyer;
          (e) by the Buyer, if the Sellers have breached any representation, warranty, covenant or agreement on the part of the Sellers contained in this Agreement in any material respect, which breach would, individually or together with all such other then uncured breaches by the Sellers, constitute grounds for the conditions set forth in Section 7.1 or 7.2 not to be satisfied at the Closing Date and such breach is not cured within 15 Business Days after written notice thereof to the Sellers;

          (f) by the Sellers if the Buyer is in material breach of the Marketing Agreement, which material breach is not cured within 15 Business Days after written notice thereof to the Buyer; or
          (g) by the Buyer if any of the Sellers are in material breach of the Marketing Agreement, which material breach is not cured within 15 Business Days after written notice thereof to the Buyer.
     9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, no party to this Agreement shall have any other liability or further obligation hereunder to the other party hereto; provided, however, that: (a) the last sentence of Section 6.1(a) (Access and Investigation), and Section 6.4 (Confidentiality; Public Disclosure), Section 6.5(c) (Print Employees), Section 9.2 (Effect of Termination), Section 11.2 (Fees and Expenses), Section 11.3 (Notices) and Section 11.8 (Governing Law) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from liability for any willful and material breach of any provision of this Agreement.
SECTION 10. Indemnification, Etc.
     10.1 Survival of Representations and Warranties and Covenants. The respective representations and warranties of the Sellers and the Buyer contained in this Agreement shall survive the Closing but shall expire on the 12 month anniversary of the Closing Date, except with respect to, and to the extent of, any claim of which written notice specifying, in reasonable detail, the nature and amount of the claim has been given by one party to the other prior to such expiration. The respective covenants and agreements of the Sellers and the Buyer contained in this Agreement (including, without limitation, the indemnification obligations set forth in this Section 10) shall survive the Closing, provided that any such covenants and agreements that by their terms are to be performed prior to the Closing Date shall survive the Closing Date only until the 12 month anniversary of the Closing Date.
     10.2 Indemnification by the Sellers. Subject to the remaining provisions of this Section 10, the Sellers shall indemnify, defend and hold the Buyer and its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the “Buyer Indemnitees”) harmless from and after the Closing Date for the period set forth in Section 10.1 (including any extension thereof as expressly provided for in such Section) from and against any Damages incurred or suffered by the Buyer Indemnitees to the extent resulting or arising from: (a) any inaccuracy in any of the representations and warranties made herein by the Sellers or (b) any breach of any covenant or agreement of the Sellers made herein. Notwithstanding the foregoing with respect to Damages arising under Sections 10.2(a) and (b), (i) the Sellers shall not be liable to indemnify any Buyer Indemnitees for any individual claim for Damages in an amount less than $5,000 (a “De Minimis Claim”), (ii) the Sellers shall not be liable to indemnify any Buyer Indemnitees against Damages unless and until the aggregate amount of such Damages (not including any De Minimis Claims) exceeds $75,000 and then only to the extent of such excess, and (iii) the Sellers’ maximum liability to the Buyer Indemnitees for Damages shall not exceed $650,000.
     10.3 Indemnification by the Buyer. Subject to the remaining provisions of this Section 10, the Buyer shall indemnify, defend and hold the Sellers and their respective officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the “PlanetOut Indemnitees”) harmless from and after the Closing Date for the period set forth in Section 10.1 (including any extension thereof as expressly provided for in such Section) from and against any Damages incurred or suffered by the PlanetOut Indemnitees to the extent resulting or arising from (a) any inaccuracy in any of the representations and warranties made herein by the Buyer, and (b) any breach of any covenant or agreement of the Buyer made herein. Notwithstanding the foregoing with respect to Damages arising under Sections 10.3(a) and (b), (i) the Buyer shall not be liable to indemnify any PlanetOut Indemnitees for any De Minimis Claim, (ii) the Buyer shall not be liable to indemnify any PlanetOut Indemnitees against Damages unless and until the aggregate amount of such Damages (not including any De Minimis Claims) exceeds $75,000 and then only to the extent of such excess, and (iii) the Buyer’s maximum liability to the PlanetOut Indemnitees for Damages shall not exceed $650,000.
     10.4 Indemnification Procedure.
          (a) Promptly after the incurrence of any Damages by the party seeking indemnification hereunder (the “Indemnified Party”), including, without limitation, any claim by a third party described in Section 10.4(d) hereof, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the “Indemnifying Party”) a certificate (the “Claim Certificate”), which Claim Certificate shall:
               (i) state that the Indemnified Party has paid or properly accrued Damages, or anticipates that it shall incur liability for Damages for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and
               (ii) specify in reasonable detail each individual item of Damages included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder.
          (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Certificate, the Indemnifying Party shall, within 10 Business Days after receipt by the Indemnifying Party of such Claim Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 10 Business Day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party each have the right to bring a legal action or legal proceeding pursuant to the provisions of Section 11.9.
          (c) Claims for Damages specified in any Claim Certificate to which an Indemnifying Party shall not object in writing within 10 Business Days of receipt of such Claim Certificate, claims for Damages covered by a memorandum of agreement of the nature described in Section 10.4(b) and claims for Damages the validity and amount of which have been the subject of a final and binding judicial determination, the time for appeal having expired, are hereinafter referred to, collectively, as “Agreed Claims.” Within 10 Business Days of the determination of the amount of any Agreed Claims, subject to the limitations of this Section 10, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by cashier’s check or wire transfer to the bank account or accounts designated in writing by the Indemnified Party not less than one Business Day prior to such payment.
          (d) Promptly after the assertion by any third party of any claim against any Indemnified Party that in the reasonable judgment of such Indemnified Party may result in the incurrence by such Indemnified Party of Damages for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party) at such Indemnifying Party’s expense. Any failure on the part of the Indemnified Party to provide prompt notice shall not limit any of the obligations of the Indemnifying Party (except to the extent such failure materially prejudices the defense of such claim). Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within 15 Business Days after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim or to notify the Indemnified Party in writing that it shall assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to the Indemnifying Party which are not available to, or the assertion of which would be adverse to the interests of, the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment, subject to the limitations set forth in this Section 10. The Indemnified Party agrees to fully cooperate in all matters covered by this Section 10.4(d), including, as required, the furnishing of books and records, personnel and witnesses and the execution of documents, in each case as necessary for any defense of such third party claim and at no cost to the Indemnifying Party.
     10.5 Certain Offsets. For purposes of this Section 10, “Damages” shall be net of any insurance or other recoveries payable to the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification. The parties agree to treat any payment pursuant to this Section 10 (other than the portion treated as interest) as an adjustment to the Purchase Price.
     10.6 Exclusive Remedy. After the Closing Date, this Section 10 shall provide the exclusive remedy for any of the matters addressed herein or other claims arising out of this Agreement.
SECTION 11. Miscellaneous Provisions
     11.1 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.
     11.2 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.
     11.3 Notices. All notices and other communications required or permitted to be given hereunder shall be sent to the party to whom it is to be given with copies to all other parties as follow (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to PlanetOut:
PlanetOut Inc.
1355 Sansome Street
San Francisco, California 94111
Attention: Chief Executive Officer
Facsimile: (415) 834-6216
with a copy to:
PlanetOut Inc.
1355 Sansome Street
San Francisco, California 94111
Attention: General Counsel
Facsimile: (415) 834-6381
and to:
Howard Rice Nemerovski Canady Falk & Rabkin,
A Professional Corporation
Three Embarcadero Center, 7th Floor
San Francisco, California 94111
Attention: Michael J. Sullivan
Facsimile: (415) 217-5910
          (b) if to the Buyer or Regent:
Regent Entertainment Media Inc.
10990 Wilshire Boulevard, Penthouse 1800
Los Angeles, California 90024
Attention: Chairman
Facsimile: (310) 806-4265
with a copy to:
De Castro West Chodorow Glickfeld & Nass, Inc.
10960 Wilshire Boulevard, 14th Floor
Los Angeles, California 90024
Attention: Hilton Chodorow
Facsimile: (310) 473-0123
All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with a reputable overnight courier.
     11.4 Time of the Essence. Time is of the essence of this Agreement.
     11.5 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
     11.7 Attorneys’ Fees. If any legal action or other legal proceeding relating to any of the Transaction Agreements or the enforcement of any provision of any of the Transaction Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
     11.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     11.9 Venue.
          (a) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the Cities and Counties of San Francisco or Los Angeles, California. Each party to this Agreement:
               (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Cities and Counties of Los Angeles and San Francisco, California (and each appellate court located in the State of California) in connection with any such legal proceeding;
               (ii) agrees that each state and federal court located in the Cities and Counties of Los Angeles and San Francisco, California shall be deemed to be a convenient forum; and
               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the Cities and Counties of Los Angeles and San Francisco, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
          (b) Each of the Sellers and the Buyer agree that, if any proceeding is commenced against any Indemnified Party by any Person in or before any court or other tribunal anywhere in the world, then such Indemnified Party may proceed against the Indemnifying Party in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.
          (c) Each of the Sellers and the Buyer each irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.
     11.10 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     11.11 Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
     11.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Buyer and PlanetOut.
     11.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     11.14 Parties in Interest. Except for the provisions of Section 10 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     11.15 Entire Agreement. The Transaction Agreements supersede that certain letter of intent dated April 7, 2008 between Regent Releasing, L.L.C. and PlanetOut Inc. (which letter of intent shall have no further force or effect) and set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.
     11.16 Construction.
          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
          (d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
[Signature Page Attached]

     IN WITNESS WHEREOF, the Buyer, Regent and the Sellers have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

“BUYER”:	Regent Entertainment Media Inc. a Delaware corporation

	By:	/s/ Stephen Jarchow

Name:

Title:

“REGENT”:	Regent Releasing, L.L.C. a Texas limited liability company

	By:	/s/ Stephen Jarchow

Name:

Title:

“SELLERS”:	PlanetOut Inc., a Delaware corporation

	By:	/s/ Karen Magee

	Name:	Karen Magee
	Title:	Chief Executive Officer

LPI Media Inc., a Delaware corporation

	By:	/s/ Karen Magee

	Name:	Karen Magee
	Title:	Chief Executive Officer

SpecPub, Inc., a Delaware corporation

	By:	/s/ Karen Magee

	Name:	Karen Magee
	Title:	Chief Executive Officer

Exhibit A
FORMS OF BILLS OF SALE, ENDORSEMENTS, AND ASSIGNMENTS

BILL OF SALE AND ASSIGNMENT
     This Bill of Sale and Assignment is entered into as of                                                              , 2008, by each of LPI Media Inc., a Delaware corporation, and SpecPub, Inc., a Delaware corporation (each, a “Seller” and collectively, the “Sellers”), to Regent Entertainment Media Inc., a Delaware corporation (the “Buyer”).
Recitals
     A. The Sellers and the Buyer are parties to that certain Put/Call Agreement, dated as of August 12, 2008, by and among PlanetOut, Inc., a Delaware corporation, the Sellers, the Buyer, and Regent Releasing, L.L.C., a Texas limited liability company (the “Put/Call Agreement”), pursuant to which the Sellers have agreed, among other things, to sell, assign, transfer, convey and deliver to the Buyer, good and valid title to the Assets. Except as may be otherwise specified herein, all capitalized terms used herein shall have the same meanings given to them in the Put/Call Agreement.
     B. Each of the Sellers desires, by its execution and delivery of this Bill of Sale and Assignment, to evidence the sale, assignment, transfer, conveyance and delivery to the Buyer of good and valid title to the Assets.
Agreement
     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. Each Seller does hereby sell, assign, transfer, convey and deliver unto the Buyer all of such Seller’s good and valid title to the Assets (except for the Excluded Assets), free and clear of any Encumbrances (other than Permitted Encumbrances) on the terms and subject to the conditions set forth in the Put/Call Agreement.
     2. Each Seller hereby agrees that it shall cooperate with the Buyer, and shall execute and deliver such documents and take such other actions as the Buyer may reasonably request, for the purpose of evidencing the sale, assignment, transfer, conveyance and delivery of the Assets and putting the Buyer in possession and control of all of the Assets.
     3. The Buyer hereby accepts the sale, assignment, transfer, conveyance and delivery of each Seller’s good and valid title to the Assets.
     4. All of the terms and provisions of this Bill of Sale and Assignment shall be binding upon each of the Sellers, and each of their successors and assigns, and shall inure to the benefit of the Buyer and its successors and assigns.
     5. This Bill of Sale and Assignment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     6. This Bill of Sale and Assignment is executed and delivered pursuant to the Put/Call Agreement and is subject to all of the terms and conditions set forth in the Put/Call Agreement. No provision of this Bill of Sale and Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Put/Call Agreement. In the event of any conflict with the provisions of the Put/Call Agreement, the Put/Call Agreement shall govern.
     7. This Bill of Sale and Assignment is not intended to and does not affect the representations, warranties and covenants made by the parties in the Put/Call Agreement.
     8. None of the provisions of this Bill of Sale and Assignment is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     9. This Bill of Sale and Assignment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of this Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Bill of Sale and Assignment as of the date first above written.

“SELLERS”

LPI Media Inc., a Delaware corporation

By:

Name: Karen Magee
Title: Chief Executive Officer

SpecPub, Inc., a Delaware corporation

By:

Name: Karen Magee
Title: Chief Executive Officer

“BUYER”

Regent Entertainment Media Inc., a Delaware
corporation

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment]

TRADEMARK ASSIGNMENT
     This Trademark Assignment (this “Assignment”) is entered into as of                           , 2008, by and between LPI Media Inc., a Delaware corporation (the “Assignor”) and Regent Entertainment Media Inc., a Delaware corporation (the “Assignee”).
Recitals
     A. The Assignor and the Assignee are parties to that certain Put/Call Agreement, dated as of August 12, 2008, by and among PlanetOut, Inc., a Delaware corporation, the Assignor, SpecPub, Inc., a Delaware corporation, the Assignee, and Regent Releasing, L.L.C., a Texas limited liability company (the “Put/Call Agreement”), pursuant to which the Assignor and the other Sellers agreed to sell, assign, transfer, convey and deliver the Assets to the Assignee, including the Print Business IP. Except as may be otherwise specified herein, all capitalized terms used herein shall have the same meanings given to them in the Put/Call Agreement.
     B. The Assignor is the owner of the registered trademarks and applications for registered trademarks listed on Schedule 1 annexed hereto and made a part hereof, which are part of the Print Business IP (collectively, the “Trademarks”), together with all goodwill represented and symbolized by the Trademarks (the “Goodwill”).
     C. The Assignor desires, by its execution and delivery of this Assignment, to evidence the assignment of the Assignor’s title to the Trademarks, together with the Goodwill, to the Assignee.
Agreement
     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. The Assignor hereby sells, assigns, transfers, conveys and delivers to the Assignee (and its successors and assigns), as purchaser of the Assets, the entire worldwide right, title and interest of the Assignor in, to, and under the Trademarks and the Goodwill.
     2. The Assignor further authorizes the Assignee (at the Assignee’s sole expense) and the Commissioner of Patents and Trademarks of the United States of America, and any official or agency of any country or countries foreign to the United States of America whose duty it is to record trademark registrations, applications, assignments, and title thereto, to record the trademark registrations and applications listed on Schedule 1 as the property of the Assignee.
     3. The Assignor will cooperate with the Assignee (at the Assignee’s sole expense) in executing and/or filing documents with the U.S. Patent and Trademark Office (the “PTO”) and any equivalent agency in any country foreign to the United States of America as may be required to record this Assignment with the PTO or such agency, and to designate the Assignee as the owner of the Trademarks.

     4. The Assignor will also do, execute, acknowledge, deliver, file, or record, or will assist the Assignee (at the Assignee’s sole expense) or endeavor to cause others to do, execute, acknowledge, deliver, file, or record, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as the Assignee may reasonably request, or as may be required by the law of the United States of America or any country foreign to the United States of America, in order to convey to the Assignee the rights set forth herein.
     5. All of the terms and provisions of this Assignment shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns.
     6. This Assignment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     7. This Assignment is executed and delivered pursuant to the Put/Call Agreement and is subject to all of the terms and conditions set forth in the Put/Call Agreement. No provision of this Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Put/Call Agreement. In the event of any conflict with the provisions of the Put/Call Agreement, the Put/Call Agreement shall govern.
     8. This Assignment is not intended to and does not affect the representations, warranties and covenants made by the parties in the Put/Call Agreement.
     9. None of the provisions of this Assignment is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     10. This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of this Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Trademark Assignment as of the date first above written.

“ASSIGNOR” : LPI Media Inc.

By:
Name:	Karen Magee
Title:	Chief Executive Officer

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)
     On this       day of           , 2008, before me,                     , Notary Public, personally appeared Karen Magee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

“ASSIGNEE” : Regent Entertainment Media Inc.

By: Name: Title:

STATE OF	)
) ss.
COUNTY OF	)
     On this       day of           , 2008, before me,                     , Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

TRADEMARK ASSIGNMENT
     This Trademark Assignment (this “Assignment”) is entered into as of                     , 2008, by and between SpecPub,Inc., a Delaware corporation (the “Assignor”) and Regent Entertainment Media Inc., a Delaware corporation (the “Assignee”).
Recitals
     A. The Assignor and the Assignee are parties to that certain Put/Call Agreement, dated as of August 12, 2008, by and among PlanetOut, Inc., a Delaware corporation, the Assignor, LPI Media Inc., a Delaware corporation, the Assignee, and Regent Releasing, L.L.C., a Texas limited liability company (the “Put/Call Agreement”), pursuant to which the Assignor and the other Sellers agreed to sell, assign, transfer, convey and deliver the Assets to the Assignee, including the Print Business IP. Except as may be otherwise specified herein, all capitalized terms used herein shall have the same meanings given to them in the Put/Call Agreement.
     B. The Assignor is the owner of the registered trademarks and applications for registered trademarks listed on Schedule 1 annexed hereto and made a part hereof, which are part of the Print Business IP (collectively, the “Trademarks”), together with all goodwill represented and symbolized by the Trademarks (the “Goodwill”).
     C. The Assignor desires, by its execution and delivery of this Assignment, to evidence the assignment of the Assignor’s title to the Trademarks, together with the Goodwill, to the Assignee.
Agreement
     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. The Assignor hereby sells, assigns, transfers, conveys and delivers to the Assignee (and its successors and assigns), as purchaser of the Assets, the entire worldwide right, title and interest of the Assignor in, to, and under the Trademarks and the Goodwill.
     2. The Assignor further authorizes the Assignee (at the Assignee’s sole expense) and the Commissioner of Patents and Trademarks of the United States of America, and any official or agency of any country or countries foreign to the United States of America whose duty it is to record trademark registrations, applications, assignments, and title thereto, to record the trademark registrations and applications listed on Schedule 1 as the property of the Assignee.
     3. The Assignor will cooperate with the Assignee (at the Assignee’s sole expense) in executing and/or filing documents with the U.S. Patent and Trademark Office (the “PTO”) and any equivalent agency in any country foreign to the United States of America as may be required to record this Assignment with the PTO or such agency, and to designate the Assignee as the owner of the Trademarks.

     4. The Assignor will also do, execute, acknowledge, deliver, file, or record, or will assist the Assignee (at the Assignee’s sole expense) or endeavor to cause others to do, execute, acknowledge, deliver, file, or record, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as the Assignee may reasonably request, or as may be required by the law of the United States of America or any country foreign to the United States of America, in order to convey to the Assignee the rights set forth herein.
     5. All of the terms and provisions of this Assignment shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns.
     6. This Assignment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     7. This Assignment is executed and delivered pursuant to the Put/Call Agreement and is subject to all of the terms and conditions set forth in the Put/Call Agreement. No provision of this Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Put/Call Agreement. In the event of any conflict with the provisions of the Put/Call Agreement, the Put/Call Agreement shall govern.
     8. This Assignment is not intended to and does not affect the representations, warranties and covenants made by the parties in the Put/Call Agreement.
     9. None of the provisions of this Assignment is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     10. This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of this Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Trademark Assignment as of the date first above written.

“ASSIGNOR” : SpecPub, Inc.

By:

Name: Karen Magee
Title: Chief Executive Officer

STATE OF CALIFORNIA )
) ss.
COUNTY OF SAN FRANCISCO )
     On this                      day of                     , 2008, before me,                      , Notary Public, personally appeared Karen Magee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

“ASSIGNEE” : Regent Entertainment Media Inc.

By:

Name:

Title:

STATE OF	)
) ss.
COUNTY OF	)
     On this            day of             , 2008, before me,           , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

COPYRIGHT ASSIGNMENT
     This Copyright Assignment (this “Assignment”) is entered into as of                      ___, 2008, by and between LPI Media Inc., a Delaware corporation (the “Assignor”) and Regent Entertainment Media Inc., a Delaware corporation (the “Assignee”).
Recitals
     A. The Assignor and the Assignee are parties to that certain Put/Call Agreement, dated as of August 12, 2008, by and among PlanetOut, Inc., a Delaware corporation, the Assignor, SpecPub, Inc., a Delaware corporation, the Assignee, and Regent Releasing, L.L.C., a Texas limited liability company (the “Put/Call Agreement”), pursuant to which the Assignor and the other Sellers agreed to sell, assign, transfer, convey and deliver the Assets to the Assignee, including the Print Business IP. Except as may be otherwise specified herein, all capitalized terms used herein shall have the same meanings given to them in the Put/Call Agreement.
     B. The Assignor is the owner of the registered copyrights and applications for registered copyrights in the works listed on Schedule 1 annexed hereto and made a part hereof, which are part of the Print Business IP (collectively, the “Copyrights”).
     C. The Assignor desires, by its execution and delivery of this Assignment, to evidence the assignment of the Assignor’s title to the Copyrights to the Assignee.
Agreement
     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. The Assignor hereby sells, assigns, transfers, conveys and delivers to the Assignee (and its successors and assigns), as purchaser of the Assets, the entire worldwide right, title and interest in and to the Copyrights.
     2. The Assignor further authorizes the Assignee (at the Assignee’s sole expense) and the U.S. Copyright Office, and any official or agency of any country or countries foreign to the United States of America whose duty it is to record copyright registrations, applications, assignments, and title thereto, to record the Copyrights listed on Schedule 1 as the property of the Assignee.
     3. The Assignor will cooperate with the Assignee (at the Assignee’s sole expense) in executing and/or filing documents with the U.S. Copyright Office and any equivalent agency in any country foreign to the United States of America as may be required to record this Assignment with the U.S. Copyright Office or such agency, and to designate the Assignee as the owner of the Copyrights.
     4. The Assignor will also do, execute, acknowledge, deliver, file, or record, or will assist the Assignee (at the Assignee’s sole expense) or endeavor to cause others to do, execute, acknowledge, deliver, file, or record, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as the Assignee may reasonably request, or as may be required by the law of the United States of America or any country foreign to the United States of America, in order to convey to the Assignee the rights set forth herein.
     5. All of the terms and provisions of this Assignment shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns.
     6. This Assignment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     7. This Assignment is executed and delivered pursuant to the Put/Call Agreement and is subject to all of the terms and conditions set forth in the Put/Call Agreement. No provision of this Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Put/Call Agreement. In the event of any conflict with the provisions of the Put/Call Agreement, the Put/Call Agreement shall govern.
     8. This Assignment is not intended to and does not affect the representations, warranties and covenants made by the parties in the Put/Call Agreement.
     9. None of the provisions of this Assignment is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     10. This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of this Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Copyright Assignment as of the date first above written.

“ASSIGNOR” : LPI Media Inc.

By:

Name: Karen Magee
Title: Chief Executive Officer

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF SAN FRANCISCO	)
     On this ___day of                     , 2008, before me,                     , Notary Public, personally appeared Karen Magee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

“ASSIGNEE” : Regent Entertainment Media Inc.

By:
Name:
Title:
STATE OF                           )
                                              ) ss.
COUNTY OF                      )
     On this ___day of ___, 2008, before me,                     , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of                     that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

COPYRIGHT ASSIGNMENT
     This Copyright Assignment (this “Assignment”) is entered into as of ___, 2008, by and between SpecPub, Inc., a Delaware corporation (the “Assignor”) and Regent Entertainment Media Inc., a Delaware corporation (the “Assignee”).
Recitals
     A. The Assignor and the Assignee are parties to that certain Put/Call Agreement, dated as of August 12, 2008, by and among PlanetOut, Inc., a Delaware corporation, the Assignor, LPI Media Inc., a Delaware corporation, the Assignee, and Regent Releasing, L.L.C., a Texas limited liability company (the “Put/Call Agreement”), pursuant to which the Assignor and the other Sellers agreed to sell, assign, transfer, convey and deliver the Assets to the Assignee, including the Print Business IP. Except as may be otherwise specified herein, all capitalized terms used herein shall have the same meanings given to them in the Put/Call Agreement.
     B. The Assignor is the owner of the registered copyrights and applications for registered copyrights in the works listed on Schedule 1 annexed hereto and made a part hereof, which are part of the Print Business IP (collectively, the “Copyrights”).
     C. The Assignor desires, by its execution and delivery of this Assignment, to evidence the assignment of the Assignor’s title to the Copyrights to the Assignee.
Agreement
     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. The Assignor hereby sells, assigns, transfers, conveys and delivers to the Assignee (and its successors and assigns), as purchaser of the Assets, the entire worldwide right, title and interest in and to the Copyrights.
     2. The Assignor further authorizes the Assignee (at the Assignee’s sole expense) and the U.S. Copyright Office, and any official or agency of any country or countries foreign to the United States of America whose duty it is to record copyright registrations, applications, assignments, and title thereto, to record the Copyrights listed on Schedule 1 as the property of the Assignee.
     3. The Assignor will cooperate with the Assignee (at the Assignee’s sole expense) in executing and/or filing documents with the U.S. Copyright Office and any equivalent agency in any country foreign to the United States of America as may be required to record this Assignment with the U.S. Copyright Office or such agency, and to designate the Assignee as the owner of the Copyrights.
     4. The Assignor will also do, execute, acknowledge, deliver, file, or record, or will assist the Assignee (at the Assignee’s sole expense) or endeavor to cause others to do, execute, acknowledge, deliver, file, or record, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as the Assignee may reasonably request, or as may be required by the law of the United States of America or any country foreign to the United States of America, in order to convey to the Assignee the rights set forth herein.
     5. All of the terms and provisions of this Assignment shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns.
     6. This Assignment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     7. This Assignment is executed and delivered pursuant to the Put/Call Agreement and is subject to all of the terms and conditions set forth in the Put/Call Agreement. No provision of this Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Put/Call Agreement. In the event of any conflict with the provisions of the Put/Call Agreement, the Put/Call Agreement shall govern.
     8. This Assignment is not intended to and does not affect the representations, warranties and covenants made by the parties in the Put/Call Agreement.
     9. None of the provisions of this Assignment is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     10. This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of this Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Copyright Assignment as of the date first above written.
“ASSIGNOR” : SpecPub, Inc.

By:
Name:	Karen Magee
Title:	Chief Executive Officer

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF SAN FRANCISCO	)
     On this ___day of                      , 2008, before me,                                          , Notary Public, personally appeared Karen Magee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

“ASSIGNEE” : Regent Entertainment Media Inc.

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)
     On this ___day of                      , 2008, before me,                                          , Notary Public, personally appeared                                                             , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Notary Public	(seal)

EXHIBIT B
FORM OF ASSIGMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Agreement”) is entered into as of ______ ___, 2008, by Regent Entertainment Media Inc., a Delaware corporation (the “Buyer”), to each of LPI Media Inc., a Delaware corporation, and SpecPub, Inc., a Delaware corporation (each, a “Seller” and collectively, the “Sellers”).
Recitals
     A. The Sellers and the Buyer are parties to that certain Put/Call Agreement, dated as of August 12, 2008, by and among PlanetOut, Inc., a Delaware corporation, the Sellers, the Buyer, and Regent Releasing, L.L.C., a Texas limited liability company (the “Put/Call Agreement”), pursuant to which the Buyer has agreed to assume the Assumed Liabilities. Except as may be otherwise specified herein, all capitalized terms used herein shall have the same meanings given to them in the Put/Call Agreement.
     B. The Buyer desires, by its execution and delivery of this Agreement, to evidence the assumption by the Buyer of all of the Assumed Liabilities.
Agreement
     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. The Buyer hereby assumes from the Sellers, and agrees to keep, observe, perform, pay and discharge when due the Assumed Liabilities. Notwithstanding anything to the contrary, the Buyer has not assumed and does not intend to assume, perform or discharge the Excluded Liabilities.
     2. The Buyer hereby agrees that it shall cooperate with the Sellers, and shall execute and deliver such documents and take such other actions as the Sellers may reasonably request, for the purpose of evidencing the assumption of the Assumed Liabilities.
     3. All of the terms and provisions of this Agreement shall be binding upon the Buyer and its successors and assigns and shall inure to the benefit of each of the Sellers and their successors and assigns.
     4. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     5. This Agreement is executed and delivered pursuant to the Put/Call Agreement and is subject to all of the terms and conditions set forth in the Put/Call Agreement. No provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Put/Call Agreement. In the event of any conflict with the provisions of the Put/Call Agreement, the Put/Call Agreement shall govern.

     6. This Agreement is not intended to and does not affect the representations, warranties and covenants made by the parties in the Put/Call Agreement.
     7. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     8. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of this Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

“SELLERS”

LPI Media Inc., a Delaware corporation

By:

Name:	Karen Magee
Title:	Chief Executive Officer

SpecPub, Inc., a Delaware corporation

By:

Name:	Karen Magee
Title:	Chief Executive Officer

“BUYER”

Regent Entertainment Media Inc. , a Delaware corporation

By:

Name:

Title:

[Signature Page to Assignment and Assumption Agreement]

Exhibit C
FORM OF GUARANTY

GUARANTY
     This GUARANTY is entered into as of                     , 2008 by REGENT ENTERTAINMENT MEDIA INC., a Delaware corporation (a “Guarantor”) in favor of and for the benefit of PLANETOUT INC., a Delaware corporation (the “Guarantied Party”).
RECITALS.
     A. Pursuant to the Marketing Agreement dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Marketing Agreement"), by and among Regent Releasing, L.L.C., a Texas limited liability company (“Regent”) and Guarantied Party, Guarantied Party has agreed to provide certain marketing services to Regent in return for payment of the Marketing Commitment Amount (as defined in the Put/Call Agreement (defined below)).
     B. Pursuant to the Put/Call Agreement dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Put/Call Agreement"), by and among Guarantor, Regent, Guarantied Party, LPI Media, Inc., a Delaware corporation (“LPI”) and SpecPub, Inc., a Delaware corporation (“SPI” and collectively with Guarantied Party and LPI, the “Sellers”), Guarantor and Sellers have agreed that Guarantor has the right to acquire the Assets (as defined therein) and Assumed Liabilities (as defined therein) of Sellers on the terms and conditions set forth therein and that Sellers have the right to transfer the Assets and Assumed Liabilities of Sellers on the terms and conditions set forth therein.
     C. The marketing services provided to Regent by Guarantied Party pursuant to the Marketing Agreement will inure to the benefit of Guarantor (which benefit is hereby acknowledged).
     D. Guarantor is an affiliate of Regent.
     E. It is a condition precedent to the Closing (as defined in the Put/Call Agreement) of the Put (as defined in the Put/Call Agreement) or the Call (as defined in the Put/Call Agreement) under the Put/Call Agreement that Guarantor shall have guarantied obligations of Regent under the Marketing Agreement.
     F. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Regent.
     F. This Guaranty is secured by a Security Agreement dated as of                     , 2008 by and among Guarantor and Guarantied Party (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement” and, together with this Guaranty and the Marketing Agreement, the "Transaction Documents”).
     NOW, THEREFORE, in consideration of the agreements set forth herein and in the Put/Call Agreement and the Marketing Agreement, Guarantor hereby agrees as follows:

     1. Guaranty.
          a. Guarantor irrevocably and unconditionally guaranties, as a primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term “Guarantied Obligations” shall mean the obligation to pay the Marketing Commitment Amount.
          Guarantor acknowledges that the Guarantied Obligations will inure to its benefit.
          Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Regent shall be included in the Guarantied Obligations because it is the intention of Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Regent of any portion of such Guarantied Obligations.
          In the event that all or any portion of the Guarantied Obligations is paid by Regent, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.
          Subject to the other provisions of this Section 1, upon the failure of Regent to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party, an amount equal to the aggregate of the unpaid Guarantied Obligations.
          b. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor under this Guaranty and the Security Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to Regent or other affiliates of Regent to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement.
     2. Guaranty Absolute; Continuing Guaranty. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement) notwithstanding the existence of any dispute between Regent, Guarantor and Guarantied Party with respect to the existence of such event; and (c) the obligations of Guarantor hereunder are independent of the obligations of Regent under the Transaction Documents and the obligations of any other guarantor of obligations of Regent and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Regent or any of such other guarantors and whether or not Regent is joined in any such action or actions. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.
     3. Actions by Guarantied Party. Guarantied Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of Guarantied Party in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party may have against any such security, as Guarantied Party in its discretion may determine consistent with the Marketing Agreement, and any applicable security agreement (including the Security Agreement), including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party, or any of them, under the Transaction Documents.
     4. No Discharge. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the

Marketing Agreement, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Regent may assert against Guarantied Party in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.
     5. Waivers. Guarantor waives, for the benefit of Guarantied Party: (a) any right to require Guarantied Party, as a condition of payment or performance by Guarantor, to (i) proceed against Regent, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Regent, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Guarantied Party in favor of Regent or any other Person, or (iv) pursue any other remedy in the power of Guarantied Party; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Regent including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Regent from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Guarantied Party protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Security Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
          In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.
     6. Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guarantied Obligations (other than inchoate indemnity obligations) shall have been paid in full, Guarantor shall withhold exercise of: (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Regent or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Regent, (ii) any right to enforce, or to participate in, any claim, right or remedy that Guarantied Party now has or may hereafter have against Regent, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Guarantied Party; and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Regent or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party may have against Regent, to all right, title and interest Guarantied Party may have in any such collateral or security, and to any right Guarantied Party may have against such other guarantor.
          Any indebtedness of Regent now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Regent to Guarantor collected or received by Guarantor after an Event of Default (as defined in the Security Agreement) has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party and shall forthwith be paid over to Guarantied Party to be credited and applied against the Guarantied Obligations.
     7. Expenses. Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Party harmless against liability for, (a) any and all costs and expenses (including fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party in connection with the enforcement of or preservation of any rights under this Guaranty and (b) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Transaction Document.
     8. Financial Condition of Regent. Guarantied Party shall not have any obligation, and Guarantor waives any duty on the part of Guarantied Party, to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of Regent or any matter or fact relating to the business, operations or condition of Regent. Guarantor has adequate means to obtain information from Regent on a continuing basis concerning the financial condition of Regent and its ability to perform its obligations under the Transaction Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Regent and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.
     9. Set Off. In addition to any other rights Guarantied Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to Guarantied Party under this Guaranty, Guarantied Party is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits and any other indebtedness of Guarantied Party owing to Guarantor and any other property of Guarantor held by Guarantied Party to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to Guarantied Party under this Guaranty.
     10. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     11. Capacity. It is not necessary for Guarantied Party to inquire into the capacity or powers of Guarantor or Regent or the officers, directors or any agents acting or purporting to act on behalf of any of them.
     12. Remedies Cumulative. The rights, powers and remedies given to Guarantied Party by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Guarantied Party by virtue of any statute or rule of law or in any of the Transaction Documents or any agreement between Regent and Guarantied Party. Any forbearance or failure to exercise, and any delay by Guarantied Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
     13. Severability. In the event that any provision of this Guaranty, or the application of any such provision to any Person (as defined in the Put/Call Agreement) or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Guaranty, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     14. Governing Law; Rules of Construction. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND GUARANTIED PARTY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA,

WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The rules of construction set forth in Section 11.16 of the Put/Call Agreement shall be applicable to this Guaranty mutatis mutandis.
     15. Successors and Assigns. This Guaranty shall inure to the benefit of Guarantied Party and its successors and assigns.
     16. Venue.
          a. Any legal action or other legal proceeding relating to this Guaranty or the enforcement of any provision of this Guaranty may be brought or otherwise commenced in any state or federal court located in the Cities and Counties of San Francisco or Los Angeles, California. Each party to this Guaranty:
               (1) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Cities and Counties of Los Angeles and San Francisco, California (and each appellate court located in the State of California) in connection with any such legal proceeding;
               (2) agrees that each state and federal court located in the Cities and Counties of Los Angeles and San Francisco, California shall be deemed to be a convenient forum; and
               (3) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the Cities and Counties of Los Angeles and San Francisco, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Guaranty or the subject matter of this Guaranty may not be enforced in or by such court.
          b. Guarantor agrees that, if any proceeding is commenced against Guarantied Party by any Person in or before any court or other tribunal anywhere in the world, then Guarantied Party may proceed against the Guarantor in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.
          c. Guarantor and the Guarantied Party each irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Guaranty or the enforcement of any provision of this Guaranty.
     17. Counterparts. This Guaranty may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Guarantor and Guarantied Party, solely for the purposes of Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REGENT ENTERTAINMENT MEDIA INC. as Guarantor

By:

Name:

Title:

Notice Address:

PLANETOUT INC., as Guarantied Party

By:

Name:

Title:

Notice Address:

Exhibit D
FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT
          This SECURITY AGREEMENT (this “Agreement”) is dated as of                     , 2008 and entered into by and among REGENT ENTERTAINMENT MEDIA INC., a Delaware corporation (“Grantor”) and PLANETOUT INC., a Delaware corporation, as Secured Party (the “Secured Party”).
PRELIMINARY STATEMENTS
          A. Pursuant to the Marketing Agreement dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Marketing Agreement”), by and among Regent Releasing, L.L.C., a Texas limited liability company (“Regent”) and Secured Party, Secured Party has agreed to provide certain marketing services to Regent in return for payment of the Marketing Commitment Amount (as defined in the Put/Call Agreement (defined below)).
          B. Pursuant to the Put/Call Agreement dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Put/Call Agreement”), by and among Grantor, Regent, Secured Party, LPI Media Inc., a Delaware corporation (“LPI”) and SpecPub, Inc., a Delaware corporation (“SPI” and collectively with Secured Party and LPI, the “Sellers”), Grantor and Sellers have agreed that Grantor has the right to acquire the Assets (used herein as defined therein) and Assumed Liabilities (as defined therein) of Sellers on the terms and conditions set forth therein and that Sellers have the right to transfer the Assets and Assumed Liabilities of Sellers on the terms and conditions set forth therein.
          C. Grantor has executed and delivered the Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty” and, together with this Agreement and the Marketing Agreement, collectively, the “Transaction Documents”) in favor of Secured Party, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Regent under the Marketing Agreement.
          D. It is a condition precedent to the Closing (as defined in the Put/Call Agreement) of the Put (as defined in the Put/Call Agreement) or the Call (as defined in the Put/Call Agreement) under the Put/Call Agreement that Grantor hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.
          NOW, THEREFORE, in consideration of the agreements set forth herein and in the Put/Call Agreement and the Marketing Agreement, Grantor hereby agrees with Secured Party as follows:
SECTION 1. Grant of Security.
          Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor’s right, title and interest in and to the following personal property of Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC (the “Intellectual Property Collateral”):
          (a) Copyrights, Copyright Registrations and Copyright Rights included in the Assets, including, without limitation, each of the Copyrights included in the Assets, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright included in the Assets, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;
          (b) Trademarks, Trademark Registrations, the Trademark Rights included in the Assets and goodwill of Grantor’s business symbolized by the Trademarks included in the Assets and associated therewith;
          (c) URLs, internet domain names, and websites included in the Assets;
          (d) all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).
          Notwithstanding anything herein to the contrary, in no event shall the Intellectual Property Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in or under, any license or Contract, to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license or Contract, result in a breach of the terms of, or constitute a default under, such license or Contract (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the United States Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Intellectual Property Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.
          In the event that any asset of Grantor is excluded from the Intellectual Property Collateral by virtue of the foregoing paragraph, Grantor agrees to use all reasonable efforts to obtain all requisite consents to enable Grantor to provide a security interest in such asset pursuant hereto as promptly as practicable.
SECTION 2. Security for Obligations.
          This Agreement secures, and the Intellectual Property Collateral is collateral security for, the prompt payment or performance in full when due, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of Grantor. “Secured Obligations” means all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty;
in each case together with all fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations, whether or not a claim is allowed against Grantor for such amounts in the related bankruptcy proceeding).
SECTION 3. Grantor Remains Liable.
          Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any Contracts included in the Intellectual Property Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the Contracts included in the Intellectual Property Collateral, and (c) Secured Party shall not have any obligation or liability under any Contracts and licenses included in the Intellectual Property Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 4. Representations and Warranties.
          Grantor represents and warrants as follows:
          (a) Ownership of Intellectual Property Collateral. To the extent LPI and SPI conveyed to Grantor good and valid title to the Intellectual Property Collateral free of any Encumbrances (other than Permitted Encumbrances), Grantor owns or has valid licenses to all right, title and interest in and to the Intellectual Property Collateral free of any Encumbrance (other than Permitted Encumbrances) and Grantor has not consented to any effective financing statement or other instrument similar in effect covering all or any part of the Intellectual Property Collateral to be on file in any filing or recording office, including any IP Filing Office.
          (b) Perfection. The security interests in the Intellectual Property Collateral granted to Secured Party hereunder constitute valid security interests in the Intellectual Property Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming Grantor as “debtor”, naming Secured Party as “secured party” and describing the Intellectual Property Collateral in the filing office of the Delaware Secretary of State and (ii) the recordation of a Grant with the applicable IP Filing Office, all filings and other actions necessary or desirable to perfect and protect such security interests have been, or promptly after the Closing Date will be, duly made or taken.
          (c) Office Locations; Type and Jurisdiction of Organization. Grantor’s name as it appears in official filings in the jurisdiction of its organization is “Regent Entertainment Media Inc.”; Grantor is a Delaware corporation; and Grantor’s organizational number is 4493733.

          (d) Names. Grantor (or predecessor by merger or otherwise of Grantor) has not, within the five year period preceding the date hereof, had a different name from the name of Grantor listed on the signature pages hereof.
          (e) Intellectual Property Collateral. Based on the schedules included in the Put/Call Agreement, Schedule 1 annexed hereto sets forth a true and complete list of all Trademark Registrations and applications for any Trademark included in the Assets owned, held (whether pursuant to a license or otherwise) or used by Grantor; Schedule 2 annexed hereto sets forth a true and complete list of all Copyright Registrations and applications for Copyright Registrations included in the Assets held (whether pursuant to a license or otherwise) by Grantor and Schedule 3 annexed hereto sets forth a true and complete list of all URLs, internet domain names, and websites included in the Assets owned, held (whether pursuant to a license or otherwise) or used by Grantor.
SECTION 5. Further Assurances.
          Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Intellectual Property Collateral. Without limiting the generality of the foregoing, Grantor will: (i) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) at any reasonable time, upon request by Secured Party, exhibit the Intellectual Property Collateral to and allow inspection of the Intellectual Property Collateral by Secured Party, or persons designated by Secured Party, (iii) at Secured Party’s reasonable request, appear in and defend any action or proceeding that may affect Grantor’s title to or Secured Party’s security interest in all or any part of the Intellectual Property Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any Intellectual Property Collateral. Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Intellectual Property Collateral.
SECTION 6. Certain Covenants of Grantor.
          (a) Grantor shall:
               (i) not directly or indirectly, create, incur, assume or permit to exist any Encumbrance on or with respect to the Intellectual Property Collateral or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Encumbrance with respect to any such Intellectual Property Collateral, income or profits under the UCC or under any similar recording or notice statute, other than Permitted Encumbrances;

               (ii) not sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, the Intellectual Property Collateral;
               (iii) not use or permit any Intellectual Property Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Intellectual Property Collateral;
               (iv) give Secured Party at least 30 days’ prior written notice of (i) any change in Grantor’s name, identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of Grantor;
               (v) keep correct and accurate Records of Intellectual Property Collateral;
               (vi) permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such Records, and Grantor agrees to render to Secured Party, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.
               (vii) use reasonable efforts so as not to permit the inclusion in any Contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Grantor’s rights and interests in any property included within the definitions of any Intellectual Property Collateral subject to such Contract;
               (viii) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral and products and services covered by the Intellectual Property Collateral; and
               (ix) use a commercially appropriate standard of quality (which may be consistent with Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.
          (b) Except as otherwise provided in this Section 6, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, Grantor may take (and, after the occurrence and during the continuation of any Event of Default at Secured Party’s reasonable direction, shall take) such action as Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured

Party referred to in the proviso to the preceding sentence and upon the occurrence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and Instruments) received by Grantor in respect of amounts due to Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided by Section 12 hereof, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
          (c) Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned, held or used by Grantor and set forth on Schedules 1 and 2 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing unregistered but copyrightable works, and (iii) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are reasonably necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral, including bringing any claims necessary to protect against infringement of the Intellectual Property Collateral, in Grantor’s commercially reasonable judgment Any expenses incurred in connection therewith shall be borne solely by Grantor. Subject to the foregoing, Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral.
          (d) Except as provided herein, Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, local or foreign court) or regarding Grantor’s ownership, right to use, or interest in any Intellectual Property Collateral. Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.
          (e) In addition to, and not by way of limitation of, the granting of a security interest in the Intellectual Property Collateral pursuant hereto, Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all Trademarks, tradenames, Copyrights, or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by Grantor that relate to the Intellectual Property Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Intellectual Property Collateral in accordance with this Agreement and to enable any transferee or assignee of the Intellectual Property Collateral to enjoy the benefits of the Intellectual Property Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor. If and to the extent that Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at Grantor’s request and expense, with Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee’s rights under its license agreement with Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.
SECTION 7. Secured Party Appointed Attorney-in-Fact.
          Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
          (a) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Intellectual Property Collateral;
          (b) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, and other documents in connection with clause (a) above;
          (c) upon the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Intellectual Property Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Intellectual Property Collateral;
          (d) to pay or discharge Taxes or Encumbrances (other than Permitted Encumbrances) levied or placed upon or threatened against the Intellectual Property Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand; and
          (e) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Intellectual Property Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Intellectual Property Collateral and Secured Party’s

security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.
SECTION 8. Secured Party May Perform.
          If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 13 hereof.
SECTION 9. Standard of Care.
          The powers conferred on Secured Party hereunder are solely to protect its interest in the Intellectual Property Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Intellectual Property Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Intellectual Property Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Intellectual Property Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Intellectual Property Collateral in its possession if such Intellectual Property Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.
SECTION 10. Event of Default. Any one of the following is an Event of Default:
          (a) Payment Default. If Regent fails to pay any of the Marketing Commitment Amount due under the Marketing Agreement within five (5) days after such amount becomes due;
          (b) Covenant Default. If Grantor fails to perform or observe any other material term, condition or covenant in this Agreement or the Guaranty, and as to any default under a term, condition or covenant that can be cured, has not cured the default within fifteen (15) days after it occurs, or if the default cannot be cured within fifteen (15) days or cannot be cured after Grantor’s attempts to cure such default within the fifteen (15) day period, and the default may be cured within a reasonable time, then Grantor has an additional period (of not more than forty-five (45) days) to attempt to cure the default;
          (c) Attachment. If any material portion of Grantor’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in sixty (60) days, or if Grantor is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Grantor’s assets, or if a notice of lien, levy, or assessment is filed against any material portion of Grantor’s assets by any Governmental Body and is not paid within sixty (60) days after Grantor receives notice;
          (d) Insolvency. If Grantor becomes insolvent or if Grantor begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Grantor and is not dismissed or stayed within sixty (60) days;

          (e) Other Agreements. If there is a default in any agreement between Grantor and a third party that gives the third party the right to accelerate any indebtedness for borrowed money exceeding $100,000; or
          (f) Judgments. If a nonappealable money judgment(s) in the aggregate of at least $100,000 is rendered against Grantor and is unsatisfied and unstayed for sixty (60) days.
SECTION 11. Remedies.
          (a) Generally. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Intellectual Property Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Intellectual Property Collateral), and also may without notice except as specified below, sell the Intellectual Property Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party may be the purchaser of any or all of the Intellectual Property Collateral at any such sale and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Intellectual Property Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Intellectual Property Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Intellectual Property Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Intellectual Property Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Intellectual Property Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Intellectual Property Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations.

          (b) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Section 13 hereof in connection with the exercise of its rights under this Section 11, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, Grantor shall make available to Secured Party, to the extent within Grantor’s power and authority, such personnel in Grantor’s employ as Secured Party may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.
          (c) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, Secured Party shall promptly execute and deliver to Grantor such assignments as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Encumbrances other than Encumbrances (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.
SECTION 12. Application of Proceeds.

          Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Intellectual Property Collateral shall be applied in the following order of priority:
          (a) FIRST: to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;
          (b) SECOND: To the payment of all other Secured Obligations; and
          (c) THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
SECTION 13. Indemnity and Expenses.
          (a) Grantor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
          (b) All fees, costs and expenses incurred in connection with the negotiation, preparation and filing and/or recordation of this Agreement and incurred in connection with negotiation, preparation and filing and/or recordation of this Agreement and incurred in connection with any amendment, modification or waiver of, or consent with respect to, or termination of, any of this Agreement shall be paid by the party incurring such expense.
          (c) Grantor agrees to pay to Secured Party upon demand all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) incurred in connection with:
               (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Secured Party, Grantor or any other Person and whether as a party, witness or otherwise) in any way relating to the Intellectual Property Collateral, this Agreement or any other agreement to be executed or delivered in connection herewith or therewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Grantor or any other Person that may be obligated to Secured Party by virtue of this Agreement; provided that no Person shall be entitled to reimbursement under this clause in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct, or for which Secured Party, LPI or SPI is liable under the Put/Call Agreement, or to the extent such relates to any Excluded Liability (as defined in the Put/Call Agreement);

               (ii) any attempt to enforce any remedies of Secured Party against Grantor or any other Person that may be obligated to Secured Party by virtue of this Agreement; and
               (iii) verifying, protecting, evaluating, assessing, appraising, collecting, selling, liquidating or otherwise disposing of any of the Intellectual Property Collateral;
          (d) The obligations of Grantor in this Section 13 shall (i) survive the termination of this Agreement and the discharge of Grantor’s other obligations under this Agreement, the Put/Call Agreement and the Marketing Agreement and (ii) be subject to the provisions of Section 1(b) of the Guaranty.
SECTION 14. Continuing Security Interest; Transfer of Loans; Termination and Release.
          (a) This Agreement shall create a continuing security interest in the Intellectual Property Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnity obligations), (ii) be binding upon Grantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.
          (b) Upon the payment in full of all Secured Obligations (other than inchoate indemnity obligations), the security interest granted hereby shall terminate, and all rights to the Intellectual Property Collateral shall revert to the Grantor and Grantor shall be discharged of all other obligations and covenants under this Agreement except for such obligations and covenants that specifically survive the termination of this Agreement. Upon any such termination Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.
SECTION 15. Amendments; Etc.
          No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
SECTION 16. Notices.
          All notices and other communications required or permitted to be given hereunder shall be sent to the party to whom it is to be given with copies to all other parties as follow (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the addresses (or at such other address for a party as shall be specified by like notice) set forth in Section 11.3 of the Put/Call Agreement or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

          All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with a reputable overnight courier.
SECTION 17. Failure or Indulgence Not Waiver; Remedies Cumulative.
          No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
SECTION 18. Severability.
          In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
SECTION 19. Headings.
          The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
SECTION 20. Governing Law; Rules of Construction.
          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR INTELLECTUAL PROPERTY COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR INTELLECTUAL PROPERTY COLLATERAL. The rules of construction set forth in Section 11.16 of the Put/Call Agreement shall be applicable to this Agreement mutatis mutandis.
SECTION 21. Venue.

          (a) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the Cities and Counties of San Francisco or Los Angeles, California. Each party to this Agreement:
               (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Cities and Counties of Los Angeles and San Francisco, California (and each appellate court located in the State of California) in connection with any such legal proceeding;
               (ii) agrees that each state and federal court located in the Cities and Counties of Los Angeles and San Francisco, California shall be deemed to be a convenient forum; and
               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the Cities and Counties of Los Angeles and San Francisco, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
          (b) Grantor agrees that, if any proceeding is commenced against Secured Party by any Person in or before any court or other tribunal anywhere in the world, then Secured Party may proceed against Grantor in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.
          (c) Grantor and the Secured Party each irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.
SECTION 22. Counterparts.
          This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
SECTION 23. Definitions.
          (a) Each capitalized term utilized in this Agreement that is not defined in the Marketing Agreement, Put/Call Agreement or in this Agreement, but that is defined in the UCC, shall have the meaning set forth in Divisions 1, 8 or 9 of the UCC.
          (b) In addition, the following terms used in this Agreement shall have the following meanings:

     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in San Francisco, California are authorized or obligated pursuant to legal requirements or executive order to be closed.
     “Contract” shall mean any written, oral, implied or other agreement, contract, instrument, note, guaranty, indemnity, warranty, deed, assignment, power of attorney, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.
     “Copyright Registrations” means all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 2 annexed hereto, as the same may be amended pursuant hereto from time to time).
     “Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of Grantor or in the name of Secured Party for past, present and future infringements of the Copyrights and any such rights.
     “Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, exclusive exploitation rights, moral rights, mask works, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule 2 annexed hereto, as the same may be amended pursuant hereto from time to time).
     “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
     “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
     “Event of Default” shall have the meaning set forth in Section 10 hereof.
     “Governmental Body” shall mean any:

          (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
          (b) federal, state, local, municipal, foreign or other government;
          (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);
          (d) multi-national organization or body; or
          (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
     “Grant” means any of (a) a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto and (b) a Grant of Copyright Security Interest, substantially in the form of Exhibit II annexed hereto.
     “Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Intellectual Property Collateral” has the meaning set forth in Section 1 hereof.
     “IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office or any successor or substitute office in which filings are necessary or, in the opinion of Secured Party, desirable in order to create or perfect Encumbrances on, or evidence the interest of Secured Party in, any Intellectual Property Collateral in the United States or in any jurisdiction thereof (other than any applicable UCC filing office).
     “LPI” has the meaning set forth in the Preliminary Statements of this Agreement.
     “Marketing Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.
     “Order” shall mean any:
          (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or
          (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any proceeding.

     “Permitted Encumbrances” mean (i) any lien for Taxes not due and payable, and (ii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent and remain payable without penalty.
     “Person” shall mean any individual, Entity or Governmental Body.
     “Put/Call Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.
     “Secured Obligations” has the meaning set forth in Section 2 hereof.
     “SPI” has the meaning set forth in the Preliminary Statements of this Agreement.
     “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.
     “Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule 1 annexed hereto).
     “Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.
     “Trademarks” means all trademarks and trade name rights and similar rights (including all brand names, product names, slogans, service marks, trade dress, trademarks, internet domain names and rights in telephone numbers), owned by Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically set forth on Schedule 1 annexed hereto).
     “UCC” means the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended in the State of California.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REGENT ENTERTAINMENT MEDIA INC. as Grantor
By:
Name:
Title:

PLANETOUT INC., as Secured Party
By:
Name:
Title:

Security Agreement

EXHIBIT I TO
SECURITY AGREEMENT
GRANT OF TRADEMARK SECURITY INTEREST
          WHEREAS, REGENT ENTERTAINMENT MEDIA INC., a Delaware corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and
          WHEREAS, Regent Releasing, L.L.C., a Texas limited liability company (“Regent”) has entered into the Marketing Agreement, dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Marketing Agreement”), by and among Regent and PlanetOut Inc., a Delaware corporation (“Secured Party”) pursuant to which Secured Party has agreed to provide certain marketing services to Regent in return for payment of the Marketing Commitment Amount (as defined in the Put/Call Agreement (defined below)); and
          WHEREAS, Grantor has entered into a Put/Call Agreement dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Put/Call Agreement”), by and among Grantor, Secured Party, LPI Media Inc., a Delaware corporation (“LPI”) and SpecPub, Inc., a Delaware corporation (“SPI” and collectively with Secured Party and LPI, the “Sellers”), pursuant to which Grantor and Sellers have agreed that Grantor has the right to acquire the Assets (as defined in the Put/Call Agreement) and Assumed Liabilities (as defined in the Put/Call Agreement) of Sellers on the terms and conditions set forth therein and that Sellers have the right to transfer the Assets and Assumed Liabilities of Sellers on the terms and conditions set forth therein; and
           WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of                      , 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Secured Party, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Regent under the Marketing Agreement; and
           WHEREAS, pursuant to the terms of a Security Agreement dated as of                      , 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Grantor and Secured Party, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Trademark Collateral;
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Trademark Collateral”):
Grant of Trademark Security Interest
to Security Agreement

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks and trade name rights and similar rights (including all brand names, product names, slogans, service marks, trade dress, trademarks, internet domain names and rights in telephone numbers) included in the Assets, owned by Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks set forth on Schedule A annexed hereto) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of Grantor’s business symbolized by the Trademarks and associated therewith; and
               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term “proceeds” includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
          Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[The remainder of this page is intentionally left blank.]
Grant of Trademark Security Interest
to Security Agreement

     IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of                     , 2008.

REGENT ENTERTAINMENT MEDIA INC., as Grantor
By:
Name:
Title:

Grant of Trademark Security Interest
to Security Agreement

SCHEDULE A
TO
GRANT OF TRADEMARK SECURITY INTEREST

	Trademark	Registration/	Registration/
Owner	Description	Appl. Number	Appl. Date

Grant of Trademark Security Interest
to Security Agreement

I-A-1

EXHIBIT II TO
SECURITY AGREEMENT
GRANT OF COPYRIGHT SECURITY INTEREST
          WHEREAS, REGENT ENTERTAINMENT MEDIA INC., a Delaware corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and
          WHEREAS, Regent Releasing, L.L.C., a Texas limited liability company (“Regent”) has entered into the Marketing Agreement, dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Marketing Agreement”), by and among Regent and PlanetOut Inc., a Delaware corporation (“Secured Party”) pursuant to which Secured Party has agreed to provide certain marketing services to Regent in return for payment of the Marketing Commitment Amount (as defined in the Put/Call Agreement (defined below)); and
          WHEREAS, Grantor has entered into a Put/Call Agreement dated as of August 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Put/Call Agreement”), by and among Grantor, Secured Party, LPI Media Inc., a Delaware corporation (“LPI”) and SpecPub, Inc., a Delaware corporation (“SPI” and collectively with Secured Party and LPI, the “Sellers”), pursuant to which Grantor and Sellers have agreed that Grantor has the right to acquire the Assets (as defined in the Put/Call Agreement) and Assumed Liabilities (as defined in the Put/Call Agreement) of Sellers on the terms and conditions set forth therein and that Sellers have the right to transfer the Assets and Assumed Liabilities of Sellers on the terms and conditions set forth therein; and
           WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of                      , 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Secured Party, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Regent under the Marketing Agreement; and
          WHEREAS, pursuant to the terms of a Security Agreement dated as of                     , 2008 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among Grantor and Secured Party, Grantor created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Copyright Collateral;
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Copyright Collateral”):
Grant of Copyright Security Interest
to Security Agreement

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, exclusive exploitation rights, moral rights, mask works, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas included in the Assets (including, without limitation, the works set forth on Schedule A annexed hereto) (collectively, the “Copyrights”), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries with respect to the Copyrights (including, without limitation, the registrations set forth on Schedule A annexed hereto) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of Grantor or in the name of Secured Party for past, present and future infringements of the Copyrights and Copyright Rights; and
               (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term “proceeds” includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
               Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[The remainder of this page is intentionally left blank.]
Grant of Copyright Security Interest
to Security Agreement

     IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of                     , 2008.

REGENT ENTERTAINMENT MEDIA INC., as Grantor
By:
Name:
Title:

Grant of Copyright Security Interest
to Security Agreement

SCHEDULE A
TO
GRANT OF COPYRIGHT SECURITY INTEREST
U.S. Copyright Registrations:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registration Applications:

Title	Appl. No.	Date of Application	Copyright Claimant

Pending Foreign Copyright Registration Applications:

Country	Title	Appl. No.	Date of Application

Grant of Copyright Security Interest
to Security Agreement

II-A-1

Exhibit E
FORM OF COPYRIGHT SECURITY AGREEMENT
See Exhibit II to the Security Agreement
(Exhibit D)

Exhibit F
FORM OF TRADEMARK SECURITY AGREEMENT
See Exhibit I to the Security Agreement
(Exhibit D)